UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2019

(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “Alpha,” “we,” “us” and “our” refer to Alpha Investment, Inc. f/k/a Gogo Baby, Inc.

ITEM 8.01 Other Information

On March 11, 2019, Alpha Investment Inc. (the “Company”), (OTCPINK: ALPC) through a newly formed LLC or Special Purpose Vehicle “SPV” called Alpha Mortgage Notes I, LLC announces the execution of an operating agreement with Alameda Partners LLC. Alameda Partners is a Utah Limited Liability Company that contributed $1,000,000 for 10% ownership of the SPV.

The capital shall be used to implement the strategy of acquiring commercial real estate performing notes and support other related growth initiatives and assets acquisitions for the Company of which is positioning for its up-listing to the NYSE. The Members of Alameda Partners LLC have decades of experiences in the commercial real estate industry as property developers, owners, and managers  and currently holds over $50-million in commercial real estate assets. They have been appointed as the Managing Members of the SPV, while ALPC controls and holds 90% ownership.

The special purpose vehicle was organized to acquire the membership interests, develop, own, hold, sell, lease, transfer, exchang, re-lend, manage and operate the underlying assets and conduct activities related thereto the ownership of commercial real estate mortgage notes and REO’s. The first target acquisition is through a proposed binding “Memorandum of Understanding” for six (6) senior commercial real estate performing notes with a total cost of $72,000,000.

The Company plans to report this cash contribution in its upcoming Q1 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2019	ALPHA INVESTMENT, INC.

	By:	/s/ Todd Buxton
Todd Buxton, Chief Executive Officer

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